Exhibit 10.28

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 10th day of March, 2006 among:

(a) NAUTILUS, INC., a Washington corporation (“Borrower”);

(b) the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c) KEYBANK NATIONAL ASSOCIATION, as lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”); and

(d) U.S. BANK NATIONAL ASSOCIATION, as syndication agent under the Credit Agreement.

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit Agreement, dated as of November 18, 2005, that provides, among other things, for loans and letters of credit aggregating Sixty-Five Million Dollars ($65,000,000), all upon certain terms and conditions (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower has notified Agent and the Lenders that the following subsidiaries have merged with and into Borrower:

-Nautilus Direct, Inc.

-The Nautilus Group Sales Corporation

-DFI Properties, LLC

-BFI Advertising, Inc.

-Nautilus/Schwinn Fitness Group Inc.

-DF Hebb Industries, Inc.

-Stairmaster Health & Fitness Products, Inc.

-Nautilus Human Performance Systems, Inc.

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower, Agent and the Lenders agree as follows:

1. Retroactive Amendment to Definitions. Article I of the Credit Agreement is hereby retroactively amended, effective as of December 31, 2005, to the delete the definitions of “Consolidated Capital Expenditures” and “Triggering Event Date” therefrom and to insert in place thereof, respectively, the following:

“Consolidated Capital Expenditures” shall mean, for any period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP; provided, however, that, for purposes of calculating the Fixed Charge Coverage Ratio and the related financial covenant set forth in Section 5.7(b) hereof, the following capital expenditures made by Borrower for the purchase of a new chief executive office shall be excluded from the calculation of Consolidated Capital Expenditures: (a) during the period from January 1, 2005 through March 31, 2005, an amount equal to Zero Dollars ($0), (b) during the period from April 1, 2005 through June 30, 2005, an amount equal to Five Million One Hundred Twelve Thousand Seven Hundred Fifty-Three and 15/100 Dollars ($5,112,753.15), (c) during the period from July 1, 2005 through September 31, 2005, an amount equal to Four Million Nine Hundred Two Thousand Three Hundred Ten and 98/100 Dollars ($4,902,310.98), and (d) during the period from October 1, 2005 through December 31, 2005, an amount equal to Three Million Two Hundred Twenty Three Thousand Three Hundred Twenty-Six and 12/100 Dollars ($3,223,326.12).

“Triggering Event Date” shall mean the earlier of (a) the first date that the Leverage Ratio is equal to or greater than 2.00 to 1.00, or (b) the first date that an Event of Default shall occur after March 10, 2006.

2. Amendment to Definitions. Article I of the Credit Agreement is hereby amended to delete the definition of “Restricted Payment” therefrom and to insert in place thereof the following:

“Restricted Payment” shall mean, with respect to any Company, (a) any Capital Distribution, or (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness.

3. Addition to Definitions. Article I of the Credit Agreement is hereby amended to add the following new definition thereto:

“First Amendment Effective Date” shall mean March 10, 2006.

4. Amendment to Default Rate. Section 2.3 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

(c) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default

Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 7.1 or 7.12 hereof, the applicable Default Rate shall apply without any election or action on the part of Agent or any Lender.

5. Retroactive Amendment to Post-Closing Items. Section 4.3(a) of the Credit Agreement is hereby retroactively amended, effective as of the Closing Date, to delete the phrase “forty-five (45) days” therefrom and to insert in place thereof the phrase “ninety (90) days”.

6. Amendment to Financial Covenants. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:

(b) Fixed Charge Coverage Ratio. The Companies shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) on the Closing Date through March 30, 2006, 1.20 to 1.00, (ii) on March 31, 2006 through December 30, 2006, 0.75 to 1.00, and (iii) on December 31, 2006 and thereafter, 1.20 to 1.00.

7. Retroactive Additions to Investments. Section 5.11 of the Credit Agreement is hereby retroactively amended, effective as of the Closing Date, to add the following new subparts (ix) and (x) at the end thereto:

(ix) any Hedge Agreement that may be construed as an investment, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes; and

(x) guaranties for leases of real or personal property leased by a Credit Party if such leases are not otherwise prohibited by any Loan Documents

8. Amendment to Restricted Payments. Article V of the Credit Agreement is hereby amended to delete Section 5.15 therefrom and to insert in place thereof the following:

Section 5.15. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time, except that Borrower may make (a) Capital Distributions, and (b) scheduled interest payments on Subordinated Indebtedness, in each case so long as no Default or Event of Default shall then exist or immediately thereafter shall begin to exist; provided, however, that, for the period commencing on January 1, 2006 until such time as the Fixed Charge Coverage Ratio shall be equal to or greater than 1.20 to 1.00, Borrower may only make Capital Distributions for the repurchase of shares in an aggregate amount not to exceed Thirty Million Dollars ($30,000,000).

9. Addition to Compliance with Laws. Section 6.3 of the Credit Agreement is hereby amended to add the following new subsections (d), (e) and (f) at the end thereto:

(d) has ensured that no Person who owns a controlling interest in or otherwise controls a Company is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;

(e) is in compliance with all applicable Bank Secrecy Act and anti-money laundering laws and regulations; and

(f) is in compliance, in all material respects, with the Patriot Act.

10. Amendment to Locations. Section 6.9 of the Credit Agreement is hereby amended to delete each instance of the phrase “As (or “as”, as appropriate) of the Closing Date” therefrom and to insert in place thereof, respectively, the phrase “As (or “as”, as appropriate) of the First Amendment Effective Date”.

11. Retroactive Amendment to Intellectual Property. Section 6.17 of the Credit Agreement is hereby retroactively amended, effective as of the Closing Date, to delete the phrase “Other than as disclosed on Schedule 6.17 hereto” therefrom and to insert in place thereof the phrase “Other than as disclosed on Schedule 6.4 hereto”.

12. Amendment to Schedules. The Credit Agreement is hereby amended to delete Schedule 2 (Guarantors of Payment), Schedule 3 (Pledged Securities), Schedule 6.1 (Corporate Existence), Schedule 6.9 (Locations) therefrom and to insert in place thereof, respectively, a new Schedule 2, Schedule 3, Schedule 6.1 and Schedule 6.9 in the form of Schedule 2, Schedule 3, Schedule 6.1 and Schedule 6.9, as appropriate, attached hereto.

13. Waiver of Specific Defaults. Borrower has notified Agent and the Lenders that Borrower has failed to comply with the financial covenant set forth in Section 5.7(b) (Fixed Charge Coverage Ratio) for the fiscal year of Borrower ending December 31, 2005 (the “Violation”). Borrower has requested that Agent and the Lenders waive the Default and Event of Default that exist under the Credit Agreement by virtue of the Violation. Agent and the Lenders hereby waive the aforesaid Default and Event of Default that exist solely by virtue of the Violation on the condition that, after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document. This Amendment shall serve as evidence of such waiver. Borrower agrees with Agent and the Lenders that (a) except with respect to the limited waiver granted herein specifically relating to the Violation, Agent and the Lenders shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, (b) Borrower shall be in full compliance with the Credit Agreement and the other Loan Documents on and after the date of this Amendment, and (c) Agent and the Lenders have not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents.

14. Closing Items. Concurrently with the execution of this Amendment, Borrower shall:

(a) deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment executed by DashAmerica, Inc., such agreement to be substantially in the form of Exhibit H to the Credit Agreement, along with any corporate governance and authorization documents, in each case as may be deemed reasonably necessary or advisable by Agent;

(b) cause each Guarantor of Payment to execute the attached Acknowledgement and Agreement; and

(c) pay all legal fees and expenses of Agent in connection with this Amendment.

15. Post-Closing Items. Within thirty (30) days after the First Amendment Effective Date (unless a longer period is agreed to in writing by Agent), Borrower shall have delivered to Agent, for the benefit of the Lenders, the stock certificate representing sixty-five percent (65%) of the common stock of Nautilus International Holdings, S.A. and a corresponding stock transfer power, to be executed in blank and held in escrow pursuant to Section 2.12 of the Credit Agreement.

16. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) except as waived herein, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

17. References to Credit Agreement. Each reference that is made in the Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.

18. Waiver. Borrower, by signing below, hereby waives and releases Agent and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

19. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

20. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

21. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

22. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWER, THE LENDERS AND AGENT, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE LENDERS AND AGENT, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

NAUTILUS, INC.

By:	/s/ William D. Meadowcroft
Name:	William D. Meadowcroft
Title:	Secretary-Treasurer

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Jeffrey R. Dincher
Name:	Jeffrey R. Dincher
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ Scott J. Bell
Name:	Scott J. Bell
Title:	Senior Vice President

ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of March 10, 2006. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

DFI LEASECO, LLC		DASHAMERICA, INC.

By:	Nautilus, Inc.	By:	/s/ Wayne M. Bolio
Its:	Sole Member	Name:	Wayne M. Bolio
		Title:	Vice President

By:	/s/ William D. Meadowcroft
Name:	William D. Meadowcroft
Title:	Secretary-Treasurer